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                                                                     Exhibit 5.1

                              May 19, 2000

Integrated Circuit Systems, Inc.
2435 Boulevard of the Generals
Norristown, PA 19403

          Re:  Registration Statement on Form S-1
               (Registration No. 333-33318)
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a public offering (the "Offering") of up to 12,500,000 shares (the "Primary Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock") to be offered by the Company, and up to 1,875,000 shares of Common Stock to be offered by certain selling shareholders pursuant to an over-allotment option (the "Additional Shares" and, together with the Primary Shares, the "Shares").

          The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (No. 333-33318) originally filed under the Act with the Securities and Exchange Commission (the "Commission") on March 27, 2000, Amendment No. 1 thereto filed on May 2, 2000 and Amendment No. 2 thereto filed on or about May 19, 2000 (as so amended the "Registration Statement"); (ii) the form of underwriting agreement, filed as Exhibit 1.1 to Amendment No. 2 to the Registration Statement (the
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Integrated Circuit Systems, Inc.
May 19, 2000
Page 2


"Underwriting Agreement"), to be entered into by and among the Company, Credit Suisse First Boston Corporation, Fleet Boston Robertson Stephens, Inc., Lehman Brothers, Inc., Bear Stearns & Co., Inc. and Pennsylvania Merchant Group, as representatives of the several underwriters (the "Representatives"); (iii) the form of the Company's Amended and Restated Articles of Incorporation (the "Restated Articles") and By-Laws (the "Restated By-Laws") filed as exhibits to Amendment No. 2 to the Registration Statement which are to become effective immediately prior to completion of the Offering; (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; (v) the form of resolutions to be adopted by the Board of Directors and shareholders of the Company relating to, among other things, the approval and adoption of the Restated Articles and Restated By-Laws; (vi) a specimen certificate representing the shares of Common Stock; and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates. We have also assumed that the Restated Articles and Restated By-Laws will be duly approved and adopted by the Company's Board of Directors and shareholders and will become effective immediately prior to the completion of the Offering.

          We express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the Business Corporation Law of the Commonwealth of Pennsylvania.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Board of Directors of the Company or a duly designated committee thereof authorizes the initial public offering price per Share, (ii) the duly appointed officers of the Company execute and deliver the Underwriting Agreement, (iii) the Primary Shares are issued and delivered against payment therefor in accordance with the terms and conditions of the Underwriting Agreement and (iv) the Additional Shares are delivered against payment therefor in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the prospectus
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Integrated Circuit Systems, Inc.
May 19, 2000
Page 3


filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

          This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                              Very truly yours,



                              PEPPER HAMILTON  LLP